Exhibit 99.1

EDITORIAL	CONTACTS: PRGP05031

Michele Drake

+ 1 650 752 5296

michele_drake@agilent.com

Jorgen Tesselaar (Europe and Asia)

+31 20 547 2825

jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Hilliard Terry

+1 650 752 5329

hilliard_terry@agilent.com

Agilent Technologies Reports Fourth Quarter 2005 Results

$2.7 Billion “Dutch Auction” Tender Offer Announced

PALO ALTO, Calif., Nov. 14, 2005 — Agilent Technologies Inc. (NYSE: A) today reported orders of $1.50 billion for the fourth fiscal quarter ended Oct. 31, 2005, 26 percent above one year ago. Revenues during the quarter were $1.41 billion, five percent above last year. Fourth quarter GAAP net earnings were $26 million, or $0.05 per diluted share, compared with $74 million, or $0.15 per share, in last year’s fourth quarter.

During the fourth quarter, Agilent announced a definitive agreement to sell its Semiconductor Products business. As such, the business is being treated as a Discontinued Operation in its fourth quarter GAAP financial statements. If Semiconductor Products had been a continuing operation, Agilent would have reported fourth quarter orders of $1.98 billion, 24 percent above last year, and total revenues of $1.90 billion(1), four percent above one year ago.

Included in fourth quarter GAAP net earnings is a $48 million tax charge associated with repatriating $970 million of off-shore earnings under the Homeland Investment Act. Also included in GAAP results is $119 million composed largely of restructuring costs associated with Agilent’s announced sale of its Semiconductor Products business and with the planned spin-off of the company’s Semiconductor Test Solutions (STS) business. Excluding those costs, Agilent reported fourth quarter adjusted net income of $193 million, or $0.38 per share. On a comparable basis, the company earned $153 million, or $0.30 per share, one year ago(2).

“Agilent had a strong finish to a remarkable year,” said Bill Sullivan, Agilent president and chief executive officer. “Including Semiconductor Products, fourth quarter total revenues were slightly above the top end of our expectations, as most of our markets gained momentum during the quarter. The quality of our performance was also good, with adjusted net income at the top of our guidance range.

“In both the Electronic Measurement and Bio-Analytical Measurement segments, we believe Agilent gained market share. In addition, both segments for the first time exceeded our long-term operating model target of 14 percent operating margins and 21 percent Return on Invested Capital(3). With our businesses performing well and the planned dispositions of Semiconductor Products, Lumileds and STS all on track, we are excited about the opportunities to create superior value for our owners and customers in fiscal 2006.”

In the fourth quarter, the company generated $410 million in cash from operating activities and, after $51 million of capital spending, $359 million in operating free cash flow.(4) Both inventory days-on-hand and receivables days sales outstanding were at new record lows. During the quarter, the company repurchased about 8.9 million common shares for $290 million.

Separately, the Agilent board has authorized a share repurchase of up to approximately $2.7 billion in the form of a modified “Dutch Auction” tender offer to purchase up to 73 million shares of its common stock at a price per share not less than $32 and not greater than $37. The tender offer is expected to commence on Nov. 15, 2005, and to expire, unless extended, on Dec. 13, 2005. As of Oct. 31, 2005, Agilent had approximately 500 million shares of common stock outstanding.

Looking ahead, Agilent expects to receive proceeds from the sale of its 47 percent share of Lumileds within the month, and to complete the sale of its Semiconductor Products business on December 1. Preparations for a planned spin-off of its Semiconductor Test Solutions business continue on schedule with an expected IPO to take place near mid-FY2006.

The company remains comfortable with the fiscal year 2006 guidance it provided during its August 15 announcements. For the first quarter of fiscal 2006, the company expects revenues (including STS) in the range of $1.28 billion to $1.35 billion, up 5 to 10 percent from last year and consistent with its normal seasonality. Adjusted net income is expected to be in the range of $0.25 to $0.30 per share (5), roughly double last year’s first quarter comparable earnings.

Segment Results(6)

Bio-Analytical Measurement

($ millions except where noted)

	Q4:F05	Q4:F04	Q3:F05
Orders	402	366	348
Revenues	382	352	341
Gross Margin, %	52%	50%	49%
Income from Operations	65	57	42
Segment Assets	689	732	734
Return On Invested Capital(3), %	36%	24%	27%

Momentum in Bio-Analytical Measurement improved during the fourth quarter. Record orders of $402 million were 10 percent above last year, with Life Sciences up 11 percent and Chemical Analysis orders up 9 percent compared with last year. Demand from large pharmaceutical customers remains mixed but the segment saw strength in both biotech firms and generic pharmaceutical companies. Demand for the new gas chromatograph and mass spectrometry (GC/MS) platform drove growth within Chemical Analysis. Revenue of $382 million was up 9 percent versus last year, slightly off our expectations of double digit growth but still sharply higher than earlier in the year.

Segment income from operations of $65 million was $8 million above last year, with an operating margin of 17 percent compared to last year’s 16 percent. Higher profits and excellent capital management enabled the segment to achieve a Return On Invested Capital(3) (ROIC) of 36 percent during the quarter, 12 points better than last year.

Electronic Measurement(6)

($ millions except where noted)

	Q4:F05	Q4:F04	Q3:F05
Orders	903	766	807
Revenues	866	870	783
Gross Margin, %	55%	53%	53%
Income from Operations	131	128	77
Segment Assets	2,007	2,513	2,192
Return On Invested Capital(3), %	25%	17%	15%

This segment now includes about $80 million in orders from the Parametric Test and Electronic Manufacturing Test business units that were previously included in the Automated Test segment. Electronic Measurement regained momentum during the fourth quarter, with orders of $903 million up 18 percent from one year ago. Overall segment demand was strong, with the highest level of orders since mid-2001. Both wireless and wireline test markets were up double-digit percentages from last year, and general purpose test was up 6 percent from one year ago. Revenues of $866 million were slightly below last year and up 11 percent from the prior three months.

Fourth quarter income from operations of $131 million was $3 million above last year’s strong performance on $4 million lower revenues. During the quarter, Electronic Measurement achieved a 25 percent ROIC(3), up 8 points from last year due to a lower average tax rate and improved capital management.

Semiconductor Test Solutions(6)

($ millions except where noted)

	Q4:F05	Q4:F04	Q3:F05
Orders	199	64	146
Revenues	159	114	117
Gross Margin, %	36%	33%	33%
Loss from Operations	(2)	(18)	(18)
Segment Assets	312	349	352
Return On Invested Capital(3), %	(3%)	(14%)	(20%)

This segment is now composed exclusively of the System-On-Chip (SOC) Test and the Memory Test businesses. As announced previously, the company intends to spin-off STS as soon as practical in 2006, with an expected IPO date near mid-FY2006.

The solid rebound in Semiconductor Test orders continued in the fourth quarter, with orders of $199 million up more than 200 percent from last year’s fourth quarter trough. Revenues of $159 million were 39 percent above last year and up 36 percent sequentially. Segment book-to-bill of 1.25 is more than double last year’s 0.56 and equal to the third quarter.

The $2 million fourth quarter loss from operations compares to a loss of $18 million in the prior year and prior quarter. The loss in the current quarter was primarily due to a $10 million write-off of Flash memory test inventory because of the discontinuance of certain products.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 27,000 employees serve customers in more than 110 countries. Agilent had net revenue of $5.1 billion in fiscal 2005. Information about Agilent is available on the Web at www.agilent.com.

Agilent Management will present more details on its fourth-quarter FY2005 financial results on a conference call with investors beginning at 1:30 P.M. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2005 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events – Calendar of Events” section. The webcast will remain available on the company’s web site for 90 days.

A telephone replay of the conference call will be available from 4:30 p.m. (Pacific) today through Nov. 21, 2005. The replay number is (888) 286-8010, or international callers may dial +1 617 801-6888; enter passcode 42771882.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the agreement to sell the Semiconductor Products business and the expected completion date of that sale; the planned spin-off of the Company’s Semiconductor Test Solutions business, including the timing of the initial public offering of that business and completion of the spin-off; the sale of the Company’s interest in Lumileds, including the expected timing of our receipt of the proceeds from that sale; the Company’s tender offer for its common stock, including the timing and terms of that offer; the Company’s revenue and earnings guidance for fiscal year 2006 and the first quarter thereof; the Company’s opportunities in fiscal year 2006; and future demand for the Company’s products and services. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products and technologies; delays in the completion of the sale of the Semiconductor Products business; changes in the planned spin-off of the Semiconductor Test Solutions business, including complications in connection with the separation of STS assets from the Company, difficulties or delays in the expected IPO process due to market conditions or regulatory delays; unanticipated delays in our receipt of the Lumileds proceeds; and unexpected changes to the timing and terms of the tender offer.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix, and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended Oct. 31, 2004, and our Quarterly Report on Form 10-Q for the period ended July 31, 2005. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1)	Total revenues including the revenues of our discontinued Semiconductor Products business is a non-GAAP measure. A reconciliation to revenues from continuing operations is provided on page 5 of the attached tables.
(2)	Adjusted net income and adjusted net income per share are non-GAAP measures. Adjusted net income is defined to exclude primarily the impacts of restructuring and asset impairment charges, intangible amortization as well as gains and losses from the sale of investments and disposals of businesses net of their tax effects. This quarter we have also excluded a one-time tax charge related to repatriation of foreign earnings under the Homeland Investment Act. A reconciliation between adjusted net income and GAAP net income is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure.
(3)	Return on invested capital by segment is a non-GAAP measure and is defined as segment income (loss) from operations less other (income) expense and taxes annualized divided by the average of the two most recent quarter-end balances of segment assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of the attached tables, along with additional information regarding the use of this non-GAAP measure.
(4)	Operating free cash flow is a non-GAAP measure and is defined as Net cash provided by operating activities less investments in property, plant and equipment. A reconciliation between Operating free cash flow and Net cash provided by operating activities is set forth on page 8 of the attached tables along with additional information regarding the use of this non-GAAP measure. The cash flows of our Semiconductor Products business, which is reported as a discontinued operation, have been included in operating free cash flow and net cash provided by operating activities.
(5)	Adjusted net income per share as projected for Q106 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges, intangible amortization as well as gains and losses from the sale of investments and disposals of businesses, net of their tax effects. These excluded amounts, other than intangible amortization, pertain to events which have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and, therefore, no reconciliation to GAAP amounts has been provided. In addition, GAAP net income per share will be impacted by the outcome of the tender offer, the results of which are not reasonably estimable currently. Future amortization of intangibles is expected to be approximately $4 million per quarter.
(6)	Historical segment data have been restated to correspond to current presentation.

PRELIMINARY

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended October 31,		Percent Inc/(Dec)
	2005	2004
Orders	$1,504	$1,196	26%

Net revenue	$1,407	$1,336	5%
Costs and expenses:
Cost of products and services	712	674	6%
Research and development	188	169	11%
Selling, general and administrative	437	415	5%

Total costs and expenses	1,337	1,258	6%

Income from operations	70	78	(10)%
Other income (expense), net	15	8	88%

Income before taxes	85	86	(1)%
Provision for taxes	102	19	437%

Income (loss) from continuing operations	(17)	67	(125)%
Income from discontinued operations, net of tax	43	7	514%

Net income	$26	$74	(65)%

Net income per share:
Basic
Income (loss) from continuing operations	$(0.04)	$0.14
Income from discontinued operations, net of tax	0.09	0.01

Net income	$0.05	$0.15

Diluted
Income (loss) from continuing operations	$(0.04)	$0.14
Income from discontinued operations, net of tax	0.09	0.01

Net income	$0.05	$0.15

Weighted average shares used in computing net income per share:
Basic	500	486
Diluted	500	490

The preliminary statement of operations is estimated based on our current information. The final closings of the sale of our semiconductor products business and our stake in Lumileds Lighting International, B.V. are still pending and may impact the final financial statements as of October 31, 2005 and 2004.

PRELIMINARY

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Twelve Months Ended October 31,		Percent Inc/(Dec)
	2005	2004
Orders	$5,295	$5,019	5%

Net revenue	$5,139	$5,160	—

Costs and expenses:
Cost of products and services	2,617	2,718	(4)%
Research and development	735	687	7%
Selling, general and administrative	1,603	1,610	—

Total costs and expenses	4,955	5,015	(1)%

Income from operations	184	145	27%

Other income (expense), net	112	54	107%

Income before taxes	296	199	49%

Provision for taxes	155	17	812%

Income from continuing operations	141	182	(23)%

Income from discontinued operations, net of tax	187	167	12%

Net income	$328	$349	(6)%

Net income per share:
Basic
Income from continuing operations	$0.28	$0.37
Income from discontinued operations, net of tax	0.38	0.35

Net income	$0.66	$0.72

Diluted
Income from continuing operations	$0.28	$0.37
Income from discontinued operations, net of tax	0.38	0.34

Net income	$0.66	$0.71

Weighted average shares used in computing net income per share:
Basic	494	483
Diluted	500	490

The preliminary statement of operations is estimated based on our current information. The final closings of the sale of our semiconductor products business and our stake in Lumileds Lighting International, B.V. are still pending and may impact the final financial statements as of October 31, 2005 and 2004.

PRELIMINARY

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

	October 31, 2005	October 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$2,226	$2,315
Short term investments	25	—

Cash and cash equivalents and short term investments	2,251	2,315
Accounts receivable, net	972	1,044
Inventory	900	1,026
Other current assets	257	192

Total current assets	4,380	4,577

Property, plant and equipment, net	1,149	1,258
Goodwill and other intangible assets, net	460	443
Other assets	675	778

Total assets	$6,664	$7,056

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$465	$441
Employee compensation and benefits	541	545
Deferred revenue	323	284
Income and other taxes payable	482	340
Other accrued liabilities	208	261

Total current liabilities	2,019	1,871

Senior convertible debentures	—	1,150
Other liabilities	565	466

Total liabilities	2,584	3,487

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 513 million shares at October 31, 2005 and 487 million shares at October 31, 2004 issued and outstanding	5	5
Treasury stock at cost; 9 million shares at October 31, 2005	(290)	—
Additional paid-in capital	5,878	5,195
Accumulated deficit	(1,482)	(1,810)
Accumulated other comprehensive income (loss)	(31)	179

Total stockholders’ equity	4,080	3,569

Total liabilities and stockholders’ equity	$6,664	$7,056

The preliminary balance sheet is estimated based on our current information. The final closings of the sale of our semiconductor products business and our stake in Lumileds Lighting International, B.V. are still pending and may impact the final financial statements as of October 31, 2005 and 2004.

PRELIMINARY

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

	Twelve months ended October 31, 2005	Three months ended October 31, 2005
Cash flows from operating activities:
Net income	$328	$26
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	233	47
Deferred taxes	(12)	(43)
Excess and obsolete inventory-related charges	108	40
Asset impairment charges and in-process R&D	37	16
Gain on sale of investments	(16)	—
(Gain) loss on sale of assets	(31)	(14)
Other	12	12
Changes in assets and liabilities:
Accounts receivable	66	(4)
Inventory	(2)	(6)
Accounts payable	7	62
Employee compensation and benefits	(5)	71
Income taxes and other taxes payable	122	150
Other current assets and liabilities	(25)	14
Other long-term assets and liabilities	68	39

Net cash provided by operating activities (a):	890	410

Cash flows from investing activities:
Investments in property, plant and equipment	(191)	(51)
Proceeds from the sale of property, plant and equipment	55	10
Proceeds (purchases) of short-term investments, net	(25)	(25)
Investment in equity securities	(13)	(2)
Proceeds from sale of investments	22	—
Proceeds from divestitures	41	9
Increase in restricted cash	(22)	(2)
Payment of loan receivable	6	—
Acquisition of businesses and intangible assets, net of cash acquired	(73)	(17)

Net cash used in investing activities:	(200)	(78)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	207	92
Treasury stock repurchases	(290)	(290)
Redemption of convertible debentures, net	(684)	(684)
Net borrowing (payments) of notes payable and short-term borrowings	(4)	(1)

Net cash used in financing activities:	(771)	(883)

Effect of exchange rate movements	(8)	(5)

Net decrease in cash and cash equivalents	(89)	(556)

Cash and cash equivalents at beginning of period	2,315	2,782

Cash and cash equivalents at end of period	$2,226	$2,226

(a) Cash payments included in operating activities:
Restructuring	111	50
Income tax payments	75	47

The preliminary cash flow statement is estimated based on our current information. The final closings of the sale of our semiconductor products business and our stake in Lumileds Lighting International, B.V. are still pending and may impact the final financial statements as of October 31, 2005 and 2004.

Reconciliation of Total Revenue to Revenue from Continuing Operations (in millions)

	Q405	Q404	Change
Revenue from continuing operations	1,407	1,336
Revenue from discontinued operations	494	486

Total revenue	1,901	1,822	4%

Total revenue is a non-GAAP measure which management believes provides useful information to management and investors. We believe it is useful for management and investors to see the company the way it has been in the past as well as the way it will look in the future. Total revenues show the company on a basis that is comparable to prior periods. It is useful for measuring our results compared to past expectations. We also provide revenue from continuing operations which is a measure of future Agilent revenues without the Semiconductor Products business.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

PRELIMINARY

AGILENT TECHNOLOGIES, INC.

NON-GAAP NET INCOME AND EPS RECONCILIATIONS

	Three Months Ended October 31,
	2005	EPS	2004	EPS
Net income per GAAP	$26	$0.05	$74	$0.15
Non-GAAP adjustments:
Restructuring and asset impairment	71	0.14	44	0.09
Business disposal and related costs	27	0.05	15	0.03
Investment impairments	10	0.02	5	0.01
Convertible debt repurchase	6	0.02	—	—
Other, principally other intangibles	5	0.01	15	0.02
HIA special tax charge	48	0.09	—	—

Adjusted net income	$193	$0.38	$153	$0.30

Earnings per share was computed using the diluted weighted average shares. In order to calculate non-GAAP diluted net income per share for fiscal year 2004, we added 36 million shares and approximately $7 million of after-tax interest expense to non-GAAP net income to treat the then outstanding senior convertible debenture as if they were converted.

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude the impact of the sale of our businesses and investments, from the results of the sales of our products. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as restructuring charges and sales of investments can have a material impact on our cash flows and net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that impact the cash available to us for other uses. To gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the Company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC.

Reconciliation of Segment ROIC

(In millions)

(Unaudited)

	Q4 FY05 BAM	Q4 FY05 EM	Q4 FY05 STS	Q4 FY05 SPG	Q4 FY04 BAM	Q4 FY04 EM	Q4 FY04 STS	Q4 FY04 SPG	Q3 FY05 BAM	Q3 FY05 EM	Q3 FY05 STS	Q3 FY05 SPG
Numerator:

Segment income (loss) from operations	$65	$131	$(2)	$49	$57	$128	$(18)	$(1)	$42	$77	$(18)	$40
Less:
Other (income) expense and taxes	19	27	—	4	24	38	(8)	(10)	6	10	(4)	(7)

Segment return	46	104	(2)	45	33	90	(10)	9	36	67	(14)	47

Segment return annualized	$184	$416	$(8)	$180	$132	$360	$(40)	$36	$144	$268	$(56)	$188

Denominator:

Segment assets (a)	$689	$2,007	$312	$1,178	$732	$2,513	$349	$1,355	$734	$2,192	$352	$1,295
Less:
Net current liabilities (b)	208	492	93	255	181	455	77	203	188	430	82	222

Invested capital	$481	$1,515	$219	$923	$551	$2,058	$272	$1,152	$546	$1,762	$270	$1,073

Average Invested capital	$514	$1,639	$245	$998	$547	$2,107	$290	$1,158	$532	$1,841	$281	$1,049

ROIC	36%	25%	-3%	18%	24%	17%	-14%	3%	27%	15%	-20%	18%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)	Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.
(b)	Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

Historical amounts were reclassified to conform with current period presentation.

Return on invested capital (ROIC) is a non-GAAP measure which management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria. We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitatility in relation to net asset investments. We acknowledge that ROIC may not be calculated the same way by every company. We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

PRELIMINARY

Reconciliation of Operating Free Cash Flow

(in millions)

Q4’05

Q4’05
Net cash provided by operating activities	410
Less: Investments in property, plant and equipment	51

Operating free cash flow	$359

Operating free cash flow is a non-GAAP measure which management believes provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including investing in the Company’s business and making strategic acquisitions. Our management uses this measure which is a common one in our industry to compare ourselves to our competitors and to measure our own performance. A limitation of operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Our management compensates for this limitation by monitoring and providing the reader with a complete GAAP statement of cash flows which includes net cash provided by operating activities.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC.

BIO-ANALYTICAL MEASUREMENT INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended October 31, 2005	Three months ended October 31, 2004	Yr vs.Yr % change	Three months ended July 31, 2005	Sequential % change
Orders	$402	$366	10%	$348	16%
Net Revenue	$382	$352	9%	$341	12%
Income from operations	$65	$57	14%	$42	55%

	Twelve months ended October 31, 2005	Twelve months ended October 31, 2004	Yr vs.Yr % change
Orders	$1,491	$1,332	12%
Net Revenue	$1,421	$1,333	7%
Income from operations	$197	$186	6%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

ELECTRONIC MEASUREMENT INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended October 31, 2005	Three months ended October 31, 2004	Yr vs.Yr % change	Three months ended July 31, 2005	Sequential % change
Orders	$903	$766	18%	$807	12%
Net Revenue	$866	$870	—	$783	11%
Income from operations	$131	$128	2%	$77	70%

	Twelve months ended October 31, 2005	Twelve months ended October 31, 2004	Yr vs.Yr % change
Orders	$3,282	$3,180	3%
Net Revenue	$3,265	$3,225	1%
Income from operations	$360	$279	29%

Q4 FY05 vs Q3 FY05 BY MARKET SEGMENT

	Orders			Net Revenue
	Q4 FY05 $ Amount	Sequential % change	% of Segment	Q4 FY05 $ Amount	Sequential % change	% of Segment
Communications test	$578	13%	64%	$557	12%	64%
General purpose test	325	10%	36%	309	8%	36%

	$903	12%	100%	$866	11%	100%

Q4 FY05 vs Q4 FY04 BY MARKET SEGMENT

	Orders		Net Revenue
	Q4 FY05 $ Amount	Yr vs.Yr % change	Q4 FY05 $ Amount	Yr vs.Yr % change
Communications test	$578	26%	$557	2%
General purpose test	325	6%	309	(4)%

	$903	18%	$866	—

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

SEMICONDUCTOR TEST SOLUTIONS INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended October 31, 2005	Three months ended October 31, 2004	Yr vs.Yr % change	Three months ended July 31, 2005	Sequential % change
Orders	$199	$64	211%	$146	36%
Net Revenue	$159	$114	39%	$117	36%
Loss from operations	$(2)	$(18)	89%	$(18)	89%

	Twelve months ended October 31, 2005	Twelve months ended October 31, 2004	Yr vs.Yr % change
Orders	$522	$507	3%
Net Revenue	$453	$602	(25)%
Income (loss) from operations	$(91)	$12	(858)%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts were reclassified to conform with current period presentation.

PRELIMINARY

AGILENT TECHNOLOGIES, INC.

SEMICONDUCTOR PRODUCTS INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended October 31, 2005	Three months ended October 31, 2004	Yr vs.Yr % change	Three months ended July 31, 2005	Sequential % change
Orders	$475	$330	44%	$496	(4)%
Net Revenue	$494	$395	25%	$447	11%
Income (loss) from operations	$49	$(1)	5000%	$40	23%

	Twelve months ended October 31, 2005	Twelve months ended October 31, 2004	Yr vs.Yr % change
Orders	$1,807	$1,643	10%
Net Revenue	$1,727	$1,725	—
Income from operations	$116	$157	(26)%

Q4 FY05 vs Q3 FY05 BY MARKET SEGMENT

	Orders			Net Revenue
	Q4 FY05 $ Amount	Sequential % change	% of Segment	Q4 FY05 $ Amount	Sequential % change	% of Segment
Networking	$139	7%	29%	$141	4%	29%
Personal systems	336	(8)%	71%	353	14%	71%

	$475	(4)%	100%	$494	11%	100%

Q4 FY05 vs Q4 FY04 BY MARKET SEGMENT

	Orders		Net Revenue
	Q4 FY05 $ Amount	Yr vs.Yr % change	Q4 FY05 $ Amount	Yr vs.Yr % change
Networking	$139	20%	$141	16%
Personal systems	336	57%	353	29%

	$475	44%	$494	25%

Income (loss) from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products that will be delivered within six months.

Historical amounts were reclassified to conform with current period presentation.